SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

July 30, 2001
 Date of Report (Date of earliest event reported)

DISC, Inc.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	1-11578 (Commission File Number)	77-0129625 (I.R.S. Employer Identification No.)

372 Turquoise Street
Milpitas, California 95035
(Address of principal executive offices)

(408) 934-7000
(Registrant’s telephone number, including area code)

Item 2. Acquisition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 2. Acquisition of Assets

     On July 30, 2001, pursuant to the Share Purchase Agreement, dated as of July 9, 2001 (the “Agreement”), by and among DISC, Inc., a California corporation (“DISC”), PSi Printer Systems International GmbH, a German limited liability company (“PSi”), Wilfried Beckmann, an individual, Horst Schellong, an individual and Reinhard Schwabe, an individual, DISC acquired all of the outstanding shares of NSM Storage GmbH, a German limited liability company (“NSM”), in exchange for 965,210 shares of DISC common stock and a cash payment of $10,000. As a result of the Agreement, NSM is now a wholly-owned subsidiary of DISC.

     A copy of the Agreement and the press releases issued by DISC announcing the acquisition are attached as exhibits hereto and are incorporated herein by reference in their entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial information of NSM will be filed by DISC by amendment within the prescribed time period.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by DISC by amendment within the prescribed time period.

(c)	Exhibits

Exhibit
Number	Description

2.1	Share Purchase Agreement, dated as of July 9, 2001, by and among DISC, Inc., Wilfried Beckmann, Horst Schellong, Reinhard Schwabe and PSi Printer Systems International GmbH.

99.1	Press Release dated as of July 9, 2001.

99.2	Press Release dated as of August 7, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC, INC.

Dated: August 14, 2001	By: /s/ J. Richard Ellis J. Richard Ellis President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of July 9, 2001, by and among DISC, Inc., Wilfried Beckmann, Horst Schellong, Reinhard Schwabe and PSi Printer Systems International GmbH.

99.1	Press Release dated as of July 9, 2001.

99.2	Press Release dated as of August 7, 2001.